UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2018

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Lease Amendment

On February 5, 2018, Voyager Therapeutics, Inc. (the “Company”) and UP 45/75 Sidney Street, LLC (the “Landlord”) entered into an amendment (the “Second Amendment”), effective as of February 5, 2018 (the “Expansion Commencement Date”), to a lease agreement for the Company’s office space located at 75 Sidney Street (the “Premises”) in Cambridge, Massachusetts. The Second Amendment amends the original lease agreement, by and between the Company and the Landlord, dated as of April 1, 2014 (as amended to date, the “Lease”).

The Second Amendment expands the Premises to include an additional 10,710 rentable square feet (the “Expansion Area”) to total 29,562 rentable square feet.  Under the Second Amendment, the annual base rent for the Expansion Area shall be $78.00 per rentable square foot and shall increase three percent (3%) annually on each anniversary of the Expansion Commencement Date until the expiration date of the Lease on December 31, 2024.  Subject to customary conditions and in accordance with the Lease, the Second Amendment also provides a tenant improvement allowance of $30.00 per rentable square foot for the Expansion Area.

The foregoing description of certain terms of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Lease, by and between Voyager Therapeutics, Inc. and UP 45/75 Sidney Street, LLC, dated February 5, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: February 7, 2018	By:	/s/ Jane Pritchett Henderson
Jane Pritchett Henderson
Chief Financial Officer and Senior Vice President of Corporate Development (Principal Financial and Accounting Officer)

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